Exhibit 10.5


                               THIRD AMENDMENT TO
                         AMERICAN RETIREMENT CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

    The American Retirement Corporation Employee Stock Purchase Plan is hereby amended, effective September 19, 2003, as follows:

 1. By deleting the last sentence of Section 1.1 in its entirety and substituting therefore the following:

     "This Plan shall be known as the American Retirement Corporation Associate Stock Purchase Plan."

 2. By deleting Section 2.15 in its entirety and substituting therefore the following:

     "2.15 Plan: American Retirement Corporation Associate Stock Purchase Plan."
           ----

 3. By deleting the first sentence of Section 4.1 in its entirety and substituting therefore the following:

     "Each Employee shall become eligible to become a Participant for each Option Period on its Commencement Date if such Employee has been employed by the Employer for a continuous period of at least three (3) months prior to the Commencement Date."

 4. By deleting the second sentence of Section 4.4 in its entirety and substituting therefore the following:

     "In the case of an acquisition, credit shall be given to Employees of the acquired Subsidiary for service with such corporation prior to the acquisition for purposes of satisfying the requirement of Section 4.1 of three (3) months continuous employment."